HANSEN, BARNETT & MAXWELL

A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

Member of AICPA Division of Firms
Member of SECPS
Member of Summit International Associates

                                                                  (801) 532-2200
                                                              Fax (801) 532-7944
                                                    345 East Broadway, Suite 200
                         Salt Lake City, Utah 84111-2693

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders: Cofitras Entertainment, Inc.

We have audited the accompanying balance sheet of Cofitras Entertainment, Inc. (a development stage enterprise) as of December 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cofitras Entertainment, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
April 13, 1999

                                                       HANSEN, BARNETT & MAXWELL

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